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  INDEPENDENT AUDITORS' CONSENT
  We consent to the reference to our firm under the caption
  "Independent Auditors" and to the use of our report dated
  February 28, 1996, in the Registration Statement and
  related Prospectus of The Municipal Bond Trust, Series 216.
  /s/ ERNST & YOUNG LLP
  New York, New York
  March 8, 1996